Exhibit 23.1

                          Independent Auditors' Consent



The Board of Directors
Cubic Energy, Inc.


We hereby consent to the use in this Registration Statement on Form SB-2 of our reports dated September 23, 2005, and February 13, 2006 relating to the financial statements of Cubic Energy, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



Philip Vogel & Co. PC


Dallas, Texas
March 13, 2006